Exhibit 10.8

LEASE

SILICON VALLEY CA-I, LLC,

a Delaware limited liability company,

Landlord,

and

MOBILE IRON, INC.,

a Delaware corporation,

Tenant

Modified CA-MTIN 5/06

Modified CA-MTIN 5/06	i

TABLE OF CONTENTS

(continued)

EXHIBIT A — FLOOR PLAN DEPICTING THE PREMISES
EXHIBIT A-1 — SITE PLAN
EXHIBIT B — INITIAL ALTERATIONS
EXHIBIT C — COMMENCEMENT DATE MEMORANDUM
EXHIBIT D — RULES AND REGULATIONS
EXHIBIT E — FORM OF EARLY POSSESSION AGREEMENT
EXHIBIT F — FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

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Modified CA-MTIN 5/06	ii

SILICON VALLEY PORTFOLIO LEASE

REFERENCE PAGES

BUILDING:	Mountainview-R III 345 East Middlefield Road Mountain View, California 94043

LANDLORD:	SILICON VALLEY CA-I, LLC, a Delaware limited liability company

LANDLORD’S ADDRESS:

Silicon Valley CA-I, LLC

c/o RREEF Real Estate

2185 North California Boulevard, Suite 285

Walnut Creek, California 94596

Attention: Asset Manager

With a copy to:

Silicon Valley CA-I, LLC,

c/o CBRE

3303 Octavius Drive, Suite 102

Santa Clara, California 95054

Attention: Property Manager

Addison, Texas 75001-9047

LEASE REFERENCE DATE:	April 30, 2012

TENANT:	MOBILE IRON, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS: (a) As of beginning of Term: (b) Prior to beginning of Term (if different):	The Premises Attention: Chief Financial Officer 415 East Middlefield Road Mountain View, California 94043 Attention: Chief Financial Officer

PREMISES ADDRESS:	345 East Middlefield Road Mountain View, California 94043

PREMISES RENTABLE AREA:	Approximately 15,850 sq. ft. (for outline of Premises see Exhibit A)

USE:	General office, research and development of legally permitted products and for any legally permitted ancillary office uses related thereto.

SCHEDULED COMMENCEMENT DATE:	The later of (i) May 1, 2012, and (ii) the date on which the Initial Alterations to the Premises are Substantially Completed (as such terms are defined in Section 2.1 of the Lease) by Landlord.

Initials

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TERM OF LEASE:	Sixty (60) full calendar months (plus any partial month at the commencement of the Term) beginning on the Commencement Date and ending on the Termination Date. The period of any such partial month from the Commencement Date to the last day of the same month is the “Commencement Month.”

TERMINATION DATE:	The last day of the sixtieth (60’) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month, which Termination Date is estimated to be April 30, 2017, subject to extension pursuant to Article 43 of the Lease.

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):

from	Period through	Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
Month 1	Month 12	15,850	$25.80	$408,930.00	$34,077.50	*
Month 13	Month 24	15,850	$26.57	$421,134.50	$35,094.54
Month 25	Month 36	15,850	$27.37	$433,814.50	$36,151.21
Month 37	Month 48	15,850	$28.19	$446,811.50	$37,234.29
Month 49	Month 60	15,850	$29.04	$460,284.00	$38,357.00

*	Monthly Installment of Rent for the first two (2) full calendar months of the initial Term is subject to abatement pursuant to Section 3.3 of the Lease.

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4):	$6,181.50

TENANT’S PROPORTIONATE SHARE:	100%

SECURITY DEPOSIT:	$133,615.50, subject to Article 5 of this Lease.

ASSIGNMENT/SUBLETTING FEE:	$2,000.00

PARKING:	Fifty-three (53) passes at no charge during the initial Term (See Article on Parking)

REAL ESTATE BROKERS:	Cornish & Carey Commercial Newmark Knight Frank, representing Landlord and Cresa Partners, representing Tenant
TENANT’S NAILS CODE:	511210

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Initials

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AMORTIZATION RATE:        N/A

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. The Lease includes Exhibits A through F, all of which are made a part of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have entered into the Lease as of the Lease Reference Date set forth above.

LANDLORD:		TENANT:

SILICON VALLEY CA-I, LLC,		MOBILE IRON, INC.,
a Delaware limited liability company		a Delaware corporation

By:	SVCA JV LLC,	By:	/s/ Jim Buckley
	a Delaware limited liability company	Name:	Jim Buckley
	its Manager	Title:	CFO
		Dated:	4/30/2012

By:	RREEF America REIT III Corp. GG-QRS,
a Maryland corporation
its Manager

By:	/s/ James H. Ida
Name:	James H. Ida
Title:	Vice President
Dated:	5/1/2012

Modified CA-MTIN 5/06	v

LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-I. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for the purposes set forth on the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, if any, or injure, annoy, or disturb them, or allow the Premises to be used for any improper, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all federal, state and city laws, codes, ordinances, rules and regulations (collectively “Regulations”) applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense; provided that such compliance shall not include structural alterations, capital improvements or the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems in order to comply with Regulations hereunder unless such compliance is triggered by or arises from any default by or negligent or willful misconduct of Tenant or any Tenant Entity (as defined below), Tenant’s particular use of the Premises (as opposed to office uses by tenants in general) or any alterations, additions or improvements performed by or on behalf of Tenant (specifically excluding the Initial Alterations). Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of (unless Tenant agrees to pay for such increase), invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Landlord, at its sole cost and expense (except to the extent properly included in Expenses (as defined below)), shall be responsible for correcting any violations of Regulations with respect to the common areas of the Building to the extent that (a) the correction of any such violation is necessary for Tenant to use the Premises for general office use in a normal and customary manner, or (b) Landlord’s failure to correct any such violation would impose liability upon Tenant under any Regulations. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding anything to the contrary set forth herein, Tenant, not Landlord, shall be responsible for the correction of any violations of Regulations with respect to the Premises or the Building that arise out of or in connection with any default by or negligent or willful misconduct of Tenant or any Tenant Entities, the specific nature of Tenant’s use of or business in the Premises or any alterations, additions or improvements performed by or on behalf of Tenant.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively, “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively, “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws in connection with Tenant’s use of the Premises and/or the project of which the Building is a

Modified CA-MTIN 5/06	1

part, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2. As of the date hereof, Landlord has not received written notice from any governmental agencies that the Building is in violation of any Environmental Laws. Further, to Landlord’s actual knowledge, there are no Hazardous Materials at the Building in violation of Environmental Laws. For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of Jim Ida, Landlord’s representative for the Building, at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby. Notwithstanding anything to the contrary in this Lease, Tenant shall not be liable for, nor obligated to protect, defend, indemnify, or hold harmless any Landlord Entity from or against any loss, claim, liability, cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing in the Premises prior to the date Landlord tenders possession of the Premises to Tenant or Hazardous Materials in the ground water or soil or that migrate onto the Premises from outside the Premises after Landlord has granted Tenant access to the Premises, including, without limitation, Hazardous Materials in the ground water or soil, except to the extent that any of the foregoing results directly or indirectly from any act or omission by Tenant or any Tenant Entity or any Hazardous Materials disturbed, distributed or exacerbated by Tenant or any Tenant Entity. The terms and conditions of the foregoing sentence shall also apply to any remediation work or expense required in connection with the ROD Amendment (defined below). Furthermore, Tenant shall be entitled to a proportionate abatement in rent to the extent any remediation or abatement work in connection with the ROD Amendment shall interfere with the use and occupancy by Tenant of the Premises from time to time. Such abatement of rent shall be equitably prorated to the extent to which such remediation or abatement work shall interfere with the actual use by Tenant of the Premises. For purposes of this Section 1.2, Tenant, not Landlord, shall have the burden to prove with reasonable and unequivocal documentation that such Hazardous Materials were in fact preexisting in the Premises prior to the date Landlord delivered possession of the Premises to Tenant. Tenant acknowledges that Landlord has provided Tenant with a copy of the document entitled “Record of Decision Amendment” dated August 16, 2010, issued by the U.S. Environmental Protection Agency Region 9, San Francisco, California (“ROD Amendment”), and that additional related documents may be found at www.cpa.gov/region9/mew.

1.3 So long as Tenant leases the entire Building, Tenant and the Tenant Entities will be entitled to the non-exclusive use of the exterior common areas of the Building as they exist from time to time during the Term, including, subject to Regulations, operations and management of the project in which the Building is a part, Landlord’s maintenance and repair obligations with respect to such project and events of Force Majeure, the use of fifty-three (53) parking spaces in the parking facilities, subject to Landlord’s commercially reasonable rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more than fifty-three (53) vehicles in the parking facilities. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces, except as set forth herein.

2. TERM.

2.1 The Term of this Lease shall begin on the date that is ten (10) days following the date that the Initial Alterations to be performed by Landlord pursuant to Exhibit B to this Lease have been Substantially Completed (defined below), subject to any Tenant Delays (defined below) (“Commencement Date”), and shall terminate on the date as shown on the Reference Pages as the Termination Date based on the actual Commencement Date (“Termination Date”), unless sooner terminated by the provisions of this Lease. The Initial Alterations shall be deemed to be “Substantially Completed” on the date by which all of the following have occurred: (i) the Initial Alterations have been completed in accordance with the approved “Plans” for such Initial Alterations (as the same may be modified by any changes order(s) approved in writing by Tenant as provided for in Exhibit B hereto), other than any details of construction, mechanical adjustment or any other similar matter, which in the aggregate are minor in character and do not materially interfere with Tenant’s use of the Premises (collectively, “Punch List Items”); (ii) all of the Building’s roof and life-safety, heating, ventilation and air conditioning and plumbing systems serving the Premises (collectively, the “Base Building Items”) shall be in good working order and water tight as of the date Landlord delivers possession of the Premises to Tenant, except for Punch List Items; and (iii) Landlord has received from the appropriate governmental authorities, with respect to the work to be performed by Landlord or its contractors in the Premises, all applicable permits and approvals necessary for the occupancy of the Premises, including a certificate of occupancy. Tenant shall deliver its Punch List Items within thirty (30) days after the Initial Alterations have been Substantially Completed and Landlord agrees to promptly proceed with due diligence to cause its contractor to complete such items within thirty (30) days thereafter. Except to the extent caused by the acts (other than mere use) or omissions of Tenant or any Tenant Entity or by any alterations or improvements performed by or on behalf of Tenant (including the Initial Alterations described in Exhibit B hereto), if the Base Building Items are not in good working order as of the date possession

Modified CA-MTIN 5/06	2

of the Premises is delivered to Tenant and as long as Tenant provides Landlord with notice of the same within ninety (90) days following the date Landlord delivers possession of the Premises to Tenant, Landlord, at its cost, shall be responsible for repairing or restoring the same. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date set forth on the Reference Pages for any reason, Landlord shall not be liable for any damage resulting from such inability, but except to the extent such delay is the result of a Tenant Delay, Tenant shall not be liable for any rent (or any other obligation that is not intended to commence until the Commencement Date) until the Commencement Date has occurred. No such failure shall affect the other obligations of Tenant that are intended to commence prior to the Commencement Date, except that the actual Commencement Date shall be postponed until the date that Landlord delivers possession of the Premises to Tenant, except to the extent that the Commencement Date would have occurred but for the following acts or omissions of Tenant or any Tenant Entities, including, without limitation as a result of (a) Tenant’s failure to approve or reasonably disapprove the plans and specifications and/or construction cost estimates or bids for the Initial Alterations as provided in Exhibit B hereto; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard, but only to the extent that Tenant was made aware, by Landlord in writing, of the delay associated with any such non-standard materials, finishes or installations when Tenant made its request to Landlord for such items, and except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications (after such plans or specification were previously approved by Tenant), but only to the extent that the amount of the delay associated with the change is included as part of a written change order for such work approved by Tenant; or, (d) performance or completion by a party employed by Tenant that is not cured within two (2) business days after Tenant’s receipt of written notice from Landlord (each of the foregoing, a “Tenant Delay”). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay, but in no event sooner than May 1, 2012.

2.3 Subject to the terms of this Section 2.3 and provided that this Lease and the Early Possession Agreement (as defined below) have been fully executed by all parties and Tenant has delivered all prepaid rental, the Security Deposit, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Premises, at Tenant’s sole risk, ten (10) days prior to Landlord’s estimate of the Commencement Date solely for the purpose of installing telecommunications and data cabling, equipment, furnishings and other personalty. Such possession prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Monthly Installment of Rent or Tenant’s Proportionate Share of Expenses and Taxes with respect to the period of time prior to the Commencement Date during which Tenant occupies the Premises solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Notwithstanding the foregoing, if Tenant takes possession of the Premises before the Commencement Date for any purpose other than as expressly provided in this Section, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Monthly Installment of Rent, Tenant’s Proportionate Share of Expenses and Taxes, and any other charges payable hereunder to Landlord for each day of possession before the Commencement Date. Said early possession shall not advance the Termination Date. Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of the Initial Alterations described in Exhibit B at the earliest possible date. As a condition to any early entry by Tenant pursuant to this Section 2.3, Tenant shall execute and deliver to Landlord an early possession agreement (the “Early Possession Agreement”) in the form attached hereto as Exhibit E, provided by Landlord, setting forth the actual date for early possession and the date for the commencement of payment of Monthly Installment of Rent.

2.4 Notwithstanding the foregoing, if the Commencement Date has not occurred on or before July 31, 2012 (the “Outside Completion Date”), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (a) five (5) business days after the Outside Completion Date; and (b) the Commencement Date. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid rent and Security Deposit previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under Exhibit B, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays; and (ii) the Outside Completion Date shall be postponed by the number of days the Commencement Date is delayed to a Force Majeure Delay (as defined below) (provided that the Outside Completion Date shall not be postponed more than ninety (90) days for any Force Majeure Delay). Notwithstanding anything herein to the contrary, if Landlord determines in good faith that it will

Modified CA-MTIN 5/06	3

be unable to cause the Commencement Date to occur by the Outside Completion Date, Landlord shall have the right to immediately cease its performance of the Initial Alterations and provide Tenant with written notice (the “Completion Date Extension Notice”) of such inability, which Completion Date Extension Notice shall set forth the date on which Landlord reasonably believes that the Commencement Date will occur. Upon receipt of the Completion Date Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within five (5) business days after the date of the Completion Date Extension Notice. If Tenant does not terminate this Lease within such five (5) business day period, the Outside Completion Date automatically shall be amended to be the date set forth in Landlord’s Completion Date Extension Notice and this Section 2.4 shall then apply to such new Outside Completion Date. As used herein, the term “Force Majeure Delay” shall mean (i) governmental preemption in connection with a national, state or local emergency, (ii) conditions of supply or demand resulting from war or other national, state or municipal emergency, (iii) unusually severe weather conditions, the undue and prolonged delay by any governmental authority to process and issue necessary permits and approvals within the typical and reasonable time period for the issuance of same, industry wide inability to obtain labor or materials or reasonable substitutes therefor, (iv) enemy or hostile governmental action, civil commotion, failure of power, labor strike, earthquake, fire or other casualty, or (v) acts of God.

3. RENT.

3.1 Commencing on the Commencement Date, Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the third full month’s rent (subject to Abated Monthly Installment of Rent pursuant to Section 3.3 below) and Tenant’s Proportionate Share of Expenses and Taxes for the first full month of the initial Term shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, except as otherwise expressly set forth herein, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord for the ensuing twelve (12) month period. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment; provided, however, that Tenant shall be entitled to a grace period of five (5) days following delivery of written notice that such payment is overdue for the first late payment in a calendar year. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

3.3 Notwithstanding anything in this Lease to the contrary, so long as no Event of Default by Tenant has then occurred under this Lease, Tenant shall be entitled to an abatement of Monthly Installment of Rent with respect to the Premises, as originally described in this Lease, in the amount of $34,077.50 per month for the first two (2) full calendar months of the initial Term (“Rent Abatement Period”). The maximum total amount of Monthly Installment of Rent abated with respect to the Premises in accordance with the foregoing shall equal $68,155.00 (the “Abated Monthly Installment of Rent”). If Tenant defaults under this Lease at any time during the Term and fails to cure such default within any applicable cure period under this Lease and as a result, this Lease or Tenant’s right to possession is terminated, then all unamortized Abated Monthly Installment of Rent (i.e. based upon the amortization of the Abated Monthly Installment of Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original Termination Date) shall immediately become due and payable. Only Monthly Installment of Rent shall be abated pursuant to this Section, as more particularly described herein, and Tenant’s Proportionate Share of Expenses and Taxes and all other rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

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4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building, as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees (provided that any property management fees shall not exceed the lesser of (a) five percent (5%) of gross receipts for the Building, and (b) the prevailing market management fees (expressed as a percentage of gross receipts), for comparable third party management companies offering comparable management services in office projects similar to the Building in class, size, age and location); air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries for employees at or below the level of property manager only (specifically excluding any higher level employees); employee benefits and payroll taxes for employees at or below the level of property manager only (specifically excluding any higher level employees); accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, as further set forth below in clauses (i), (ii) and (iii), Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of (collectively, “Included Capital Items”): (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; and (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any Regulations which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be reasonably determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Landlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and the quality of the Building and shall extrapolate Expenses in a reasonable and equitable manner. In the event that the Building is damaged by fire, earthquake or other casualty event (each, a “Casualty Event”) and Tenant’s Proportionate Share of the casualty insurance deductible for a Casualty Event exceeds $50,000.00 (with any such excess amount referred to herein as the “Excess Deductible Share”), any such Excess Deductible Share shall be amortized at $50,000.00 per year over a period that fully covers payment of the Excess Deductible Share, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time, and Tenant shall only pay the initial $50,000.00 in the year incurred and thereafter pay only the amortized portion of such Excess Deductible Share per year (that is, the $50,000.00 plus interest thereon as provided above) in equal monthly installments during the remaining Lease Term (including any extension thereof) following the year in which the initial payment was made. Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.

The following are also excluded from Expenses:

(a)	Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 4.1.2 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by unrelated persons or entities of similar skill, competence and experience.

(b)	Any expenses for which Landlord has received actual reimbursement (other than through Expenses).

(c)	Fines, costs or penalties incurred as a result and to the extent of a violation by Landlord of any applicable Regulations.

Modified CA-MTIN 5/06	5

(d)	Any costs, fines, penalties or interest resulting from the negligence or willful misconduct of Landlord or its agents or employees, or any fines, penalties or interest resulting from Landlord’s failure to pay when due any Expenses except to the extent such failure is due to Tenant’s late payment of such Expenses.

(e)	The cost of operating any commercial concession which is operated by Landlord at the Building.

(f)	Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources.

(g)	Reserves (specifically excluding any reserves for repair and maintenance expenses) not spent by Landlord by the end of the calendar year for which Expenses are paid.

(h)	All bad debt loss, rent loss, or reserves for bad debt or rent loss.

(i)	Landlord’s charitable and political contributions.

(j)	All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the common areas of the Building).

(k)	Depreciation; principal and interest payments of mortgage and other non operating debts of Landlord.

(l)	Ground lease rental.

(m)	Any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials in or about the Building, including, without limitation, Hazardous Materials in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is minor and related to routine general repair and maintenance of the Building.

(n)	All costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing and managing the Building) including, but not limited to, Landlord’s or Landlord’s managing agent’s general corporate overhead and general administrative expenses, and costs of selling, syndicating, financing, mortgaging or hypothecating Landlord’s interest in the Building or real property of which it is a part.

(o)	Salaries or fringe benefits of employees whose time is not spent directly and solely in the operation of the Building, provided that if any employee performs services in connection with the Building and other buildings, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Building.

(p)	Attorney’s fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

(q)	The cost of complying with any Regulations in effect (and as enforced) as of the date of this Lease, provided that if any portion of the Building that was in compliance with all applicable Regulations as of the date of this Lease becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof.

(r)	The cost (including any amortization thereof) of any capital improvements or capital assets other than Included Capital Items.

(s)	Rentals and other related expenses incurred in leasing air conditioning systems, elevators and other equipment the purchase of which would have been a capital expenditure, but only to the extent such expenses exceed the Expenses that would have been permitted under this Section 4.1.2 above had Landlord purchased such equipment, and except: (i) equipment not affixed to the Building which is used in providing janitorial or maintenance services, (ii) plants, and (iii) equipment leased only temporarily.

(t)	Any costs related to the replacement of the structural portions of the Building, including the roof and roof membrane, foundation and slab of the Building, structural columns, curtain walls of the Building, structural beams and footings and exterior walls of the Building.

Modified CA-MTIN 5/06	6

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of real property tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall be determined without regard to any “green building” credit (unless Tenant has contributed funds in order to obtain such credit) and shall not include any corporate franchise, or estate, inheritance or net income tax, or documentary transfer tax imposed upon any transfer by Landlord of its interest in this Lease or any taxes to be paid by Tenant pursuant to Article 28. Taxes shall also exclude any penalties due to Landlord’s late or non-payment of any Taxes, unless such failure is caused by Tenant’s failure to pay Taxes due hereunder. If an assessment of Taxes is payable in installments, regardless of whether Landlord pays such amount in one lump sum or elects to pay in installments, Taxes shall include the amount of the installment and any interest due and payable over the time period of installments are paid or would have been paid had Landlord elected to pay such Taxes in installments.

4.1.4 Within a reasonable time following Tenant’s request, Landlord shall provide to Tenant a copy of the then-current real estate tax bill applicable to the Building. So long as Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant may request that Landlord contest Taxes assessed against the Building and shall advise Landlord thereof in writing and, Landlord shall have the right to undertake such contest by delivering written notice thereof to Tenant within fifteen (15) days of receipt of Tenant’s notice. The failure of Landlord to deliver such written notice of its election to undertake such contest shall be deemed to be Landlord’s election not to initiate proceedings to contest Taxes. Tenant, at its election if Landlord fails to do so itself, and only so long as no Taxes or other such lien is placed on title to the Building or Project in connection with such Taxes, contest such Taxes. If Landlord fails to initiate proceedings as provided above and Tenant elects to contest Taxes applicable to the Building, Tenant and Landlord will proceed as follows: Landlord will pay Taxes under protest. Landlord will appoint Tenant as its agent for the purpose of obtaining information and other data from the County or City assessor and instituting and maintaining any proceeding or contest of Taxes. Landlord will not be required to join in any proceeding or contest brought by Tenant, unless the provisions of any Regulation require that the proceeding or contest be brought by or in the name of Landlord or owner of the Premises. If required by Regulations, Landlord will join in the proceeding or contest or permit such proceeding or contest to be brought in Landlord’s name as long as Landlord is not required to bear any cost or incur any liability therefor. Any proceeding or contest will be conducted at Tenant’s sole cost and expense. If Landlord receives a rebate of all or a part of the subject Taxes paid by Tenant, Landlord will reimburse Tenant up to the amount of the payment or benefit received by Landlord as applicable to Tenant’s Proportionate Share of the subject Taxes.

4.2 Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.

4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3 and this Lease. Landlord may deliver such annual determination to Tenant via regular U.S. mail. Landlord shall use commercially reasonable efforts to furnish the statement of actual Expenses on or before June 1 of the calendar year immediately following the calendar year to which the statement applies. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within ninety (90) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a commercially reasonable confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national or regional standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after receipt, or if any such objection fails to state with reasonable specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. Landlord and Tenant shall each use their best efforts to cooperate with each other to resolve any discrepancies between Landlord and Tenant in the accounting of Taxes or Expenses.

4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time reasonably estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion

Modified CA-MTIN 5/06	7

thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if this Lease has terminated, refund the difference in cash.

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year and allocated to Tenant’s period of occupancy of the Premises pursuant to this Lease.

5. SECURITY DEPOSIT.

5.1 Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If (a) an Event of Default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of rent, or (b) Tenant fails to pay any Monthly Installment of Rent within five (5) days after the same is due (without any obligation on the part of Landlord to provide Tenant written notice of such failure), Landlord may apply or retain the whole or any part of the Security Deposit, to the extent required for the payment of any rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully performs every obligation of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant forty-five (45) days after Tenant surrenders the Premises to Landlord in accordance with this Lease. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit. Such estimate shall be final and binding upon Tenant.

5.2 Subject to the remaining terms of this Section 5.2, following the termination of the Rent Abatement Period (defined in Section 3.3 above) and provided (a) Tenant has timely paid all rent due under this Lease during the twelve (12) month period immediately preceding the effective date of any reduction of the Security Deposit, and (b) Tenant’s Financial Information (defined below) reflects twelve (12) consecutive calendar months of profitability in the aggregate over such consecutive twelve (12) month period, as determined by Landlord, during the time period immediately preceding Tenant’s request for reduction in the Security Deposit, Tenant shall have the right to reduce the amount of the Security Deposit so that the new Security Deposit will be $44,538.50 effective as of the termination of the twelfth (121) month of profitability, as described above. Notwithstanding anything to the contrary contained herein, if Tenant has been in default under this Lease at any time prior to the effective date of any reduction of the Security Deposit and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no further right to reduce the Security Deposit as described herein. If Tenant is entitled to a reduction in the Security Deposit, Tenant shall provide Landlord with written notice requesting that the Security Deposit be reduced as provided above (the “Reduction Notice”). Concurrent with Tenant’s delivery of the Reduction Notice, Tenant shall deliver to Landlord for review, Tenant’s financial statements prepared in accordance with generally accepted accounting principles and audited by a nationally recognized public accounting firm acceptable to Landlord, and any other financial information requested by Landlord (“Tenant’s Financial Information”). If Tenant provides Landlord with a Reduction Notice, and Tenant is entitled to reduce the Security Deposit as provided herein, Landlord shall refund the

Modified CA-MTIN 5/06	8

applicable portion of the Security Deposit to Tenant within forty-five (45) clays after the later to occur of (a) Landlord’s receipt of the Reduction Notice, or (b) the date upon which Tenant is entitled to a reduction in the Security Deposit as provided above. Notwithstanding anything to the contrary contained herein or in Article 23 hereof, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect; provided that Tenant’s waiver shall not include a waiver of the provisions of Section 1950.7(b) regarding the priority of Tenant’s claim to the Security Deposit.

6. ALTERATIONS.

6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question. In addition, Tenant shall have the right to perform, with prior written notice to but without Landlord’s consent, any alteration, addition, or improvement that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; (4) costs less than $25,000.00 in the aggregate during any twelve (12) month period of the Term of this Lease, and (5) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all of the other provisions of this Article 6.

6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wages, hours, terms or conditions of the employment of any such labor. In any event, Landlord may charge Tenant a construction management fee equal to (i) five percent (5%) of the cost of such work (other than any Cosmetic Alteration that satisfies the criteria set forth in Section 6.1) for any work costing $100,000.00 or less in the aggregate, and (ii) to the extent the cost of such work exceeds $100,000.00 in the aggregate, three percent (3%) of the cost of any such work, to cover its overhead as it relates to such proposed work, plus third-party costs reasonably incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due thirty (30) days after Landlord’s demand.

6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all Regulations, and with Landlord’s reasonable building construction standards (if any) from time to time to the extent applicable (which standards shall be made available to Tenant by Landlord’s Building manager upon request). Tenant shall use Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds (provided that no such bonds shall be required for any alterations, additions or improvements that are estimated to cost less than $25,000.00 in the aggregate or for the Initial Alterations) and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens; provided, however, that Landlord shall only be entitled to require Tenant to provide to Landlord a lien and completion bond as such reasonable assurance in connection with any alterations, improvements or additions to the Premises in the event that following Landlord’s evaluation of Tenant’s then-current financial condition and performance history, Landlord determines in its good faith, prudent business judgment that the same is reasonably and prudently required. Landlord shall not require and Tenant need to provide a lien and completion bond with respect to the Initial Alterations. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. If Landlord reasonably determines in its good faith, prudent business judgment that the same is reasonably and prudently necessary, Landlord may, as a condition to its consent to any particular alterations or improvements (other than the Initial Alterations) reasonably estimated by Landlord to cost in excess of $25,000.00 to remove, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.

Modified CA-MTIN 5/06	9

6.4 Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed alteration or improvements contains the following statement in large, bold and capped font “PURSUANT TO ARTICLE 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any alterations or improvements (or promptly after written request by Tenant with respect to alterations that do not require Landlord’s prior written approval), if it so does, Tenant shall also be notified whether or not Landlord will require that such alterations or improvements be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Article 26 hereof, Tenant shall be required to remove all alterations or improvements made to the Premises except for any such alterations or improvements which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. However, if Tenant’s written notice strictly complies with the foregoing and if Landlord fails to notify Tenant within twenty (20) days of Landlord’s receipt of such notice whether Tenant shall be required to remove the subject alteration or improvement at the expiration or earlier termination of this Lease, Tenant may, within fifteen (15) days following the expiration of the twenty (20) day period described above, provide to Landlord a second written notice (the “Second Notice”) in compliance with the foregoing requirements but also stating in large, bold and capped font the following: “THIS IS TENANT’S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE IN ACCORDANCE WITH THE TERMS OF SECTION 6.4 OF THE LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE IN FIVE (5) DAYS WITH RESPECT TO TENANT’S OBLIGATION TO REMOVE THE SUBJECT ALTERATION OR IMPROVEMENT, TENANT SHALL HAVE NO OBLIGATION TO REMOVE THE SUBJECT ALTERATION AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE”. If (a) Tenant’s Second Notice strictly complies with the terms of this Section 6.4, and (b) Landlord fails to notify Tenant within five (5) days of Landlord’s receipt of such Second Notice, it shall be assumed that Landlord shall not require the removal of the subject Alteration at the expiration or earlier termination of this Lease.

7. REPAIR.

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the Building, including the roof and roof membrane, exterior windows, gutters and downspouts, foundation, slab, the structural integrity of any Building columns, curtain walls, beams, footings and exterior walls of the Building, all pipes and conduits to the point of entry into the Building, parking, the basic plumbing, air conditioning, heating, fire protection, and electrical systems installed or furnished by Landlord and the common areas serving the Building; provided, however, that the costs and expenses associated with the foregoing shall be a part of Expenses subject to the terms and conditions of Article 4 of this Lease. Without limiting the foregoing or Landlord’s other ongoing repair and maintenance obligations expressly provided for under this Lease, by taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

7.2 Except as otherwise provided in Sections 1.1 and 7.1, and Articles 22 and 23, Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable Regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises caused by Tenant or any Tenant Entities, all at Tenant’s sole expense. Repair and maintenance work shall be undertaken in compliance with Landlord’s reasonable Building construction standards (if any) from time to time to the extent applicable (which standards shall be made available to Tenant by Landlord’s Building manager upon request).

7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

Modified CA-MTIN 5/06	10

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following its receipt of notice of the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord’s demand.

9. ASSIGNMENT AND SUBLETTING.

9.1 Except in connection with a Permitted Transfer (defined in Section 9.8 below), Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed and said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 In addition to Landlord’s right to approve any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed sublease of 100% of the Premises or an assignment of this Lease other than to a Permitted Transferee, to terminate this Lease effective as of the date the proposed assignment or subletting is to be effective and to recapture 100% of the Premises. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within ten (10) business days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and this Lease shall continue in full force and effect. If this Lease shall be terminated pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions, legal fees and tenant improvements in connection with such sublease, assignment or other transfer.

Modified CA-MTIN 5/06	11

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in active negotiation within the Building or the building located at 335 East Middlefield Road, Mountain View, California; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant (unless Landlord does not have space available for lease in the Project that is comparable to the space Tenant desires to sublet or assign; provided, however, Landlord shall be deemed to have comparable space if it has, or will have, space available in the Project that is approximately the same size as the space Tenant desires to sublet or assign within four (4) months, in the aggregate, of the proposed commencement of the proposed sublease or assignment, and for a comparable term); (c) is a governmental agency; (d) is incompatible with the permitted use and character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve materially increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements (unless Tenant or the proposed assignee or sublessee agrees to pay the cost thereof); or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s reasonable out-of-pocket third-party costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed. The foregoing also shall not apply to the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities or over the counter exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System. The following transfers of ownership interests in Tenant shall not require the consent of the Landlord hereunder: any transfer or sale of the ownership interests in Tenant (whether voting or nonvoting) (a) to the spouse(s) and/or children of a shareholder of Tenant, or (b) to any trust, the beneficiary(ies) of which are family members of a shareholder of Tenant. In addition, any change in control resulting from (i) a transfer of stock among shareholders existing as of the date of this Lease, or partnership interests among partners existing as of the date of this Lease, or (ii) a transfer of stock or other ownership interest by reason of bequest or inheritance, shall not require Landlord’s prior consent. Tenant shall use commercially reasonable efforts to notify Landlord of such change of control within thirty (30) days following the effective date of such change in control.

9.8 So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 9, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in default under this Lease; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed Permitted Transfer; (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date of this Lease; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or

Modified CA-MTIN 5/06	12

substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant. Notwithstanding anything to the contrary set forth herein, Landlord shall not have the right to terminate this Lease or recapture any portion of the Premises pursuant to Section 9.3 in the event of a Permitted Transfer. Notwithstanding anything to the contrary set forth in this Section 9.8, no bonus rent shall be payable in connection with a Permitted Transfer except in connection with an assignment of this Lease or subletting of the Premises in accordance with this Section 9.8 that is independent of any purchase, merger, consolidation or reorganization of Tenant.

10. INDEMNIFICATION.

10.1 None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the active negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s actual or asserted failure to comply with any and all Regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The foregoing Tenant indemnity shall not apply to claims arising to the extent due to the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors, but only to the extent the same is not covered and would not have been covered had the insurance required by this Lease been carried.

10.2 Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the common areas of the Building to the extent that such injury or damage shall be caused by or arise from the active or gross negligence or willful misconduct of Landlord or any of Landlord’s agents, contractors or employees. The foregoing indemnity shall not apply to any claims to the extent arising from the negligence or willful misconduct of Tenant or any Tenant Entity.

10.3 The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease — each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

Modified CA-MTIN 5/06	13

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property Special Form) for alterations, additions, improvements, carpeting, floor coverings and fixtures (other than trade fixtures) at the Premises; (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; provided however, that in the event that Tenant’s insurance carrier will not provide such notice to Landlord, then Tenant must provide such written notice to Landlord within the time frames set forth above; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection (or Tenant’s contractor’s insurance) must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall reasonably require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

11.4 Landlord shall keep in force throughout the Term Commercial General Liability Insurance and All Risk or Special Form coverage insuring the Landlord and the Building, in such amounts and with such deductibles as Landlord determines from time to time in accordance with sound and reasonable risk management principles. The cost of all such insurance is included in Expenses.

12. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary set forth in this Lease, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured (or required to be insured pursuant to this Lease) by fire, extended coverage, All Risks or other property insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable (or which would have been payable but for the failure to obtain such policies that are required pursuant to the terms of this Lease) under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises. However, notwithstanding the foregoing, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of five (5) consecutive business days solely as a result of an interruption, diminishment or termination of services and such interruption, diminishment or termination of services is otherwise reasonably within the control of Landlord to correct (a “Service Failure”), then Tenant, as its sole remedy, shall be entitled to receive an abatement of the Monthly Installment of Rent payable hereunder to the extent of rental abatement insurance proceeds received by Landlord during the period beginning on the sixth (66) consecutive business day of the Service Failure and ending on the day the interrupted service has been restored; provided, however, that Tenant’s right to rent abatement shall not be limited by the extent rental abatement insurance proceeds received by Landlord if the Service Failure was caused by the gross negligence or willful misconduct of Landlord, any of its agents, contractors or employees. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated. Tenant shall be responsible for providing janitorial service for the Premises at its sole cost and expense, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide janitorial service to the Premises. The janitorial services shall be performed by Tenant’s employees or a bonded union janitorial contractor, which contractor (if applicable) shall be reasonably approved by Landlord.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred and Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination plus Tenant’s Proportionate Share of Expenses and Taxes under Article 4 prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

Modified CA-MTIN 5/06	14

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord’s then current mortgagee on such mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by such mortgagee. Landlord’s failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. The current mortgagee’s standard subordination, non-disturbance and attornment agreement (“SNDA”) is attached as Exhibit F to this Lease. Landlord shall make commercially reasonable efforts to provide to Tenant, or cause its current mortgagee to provide to Tenant, a fully executed SNDA, in favor of Tenant thirty (30) days after mutual execution and delivery of this Lease, provided that Tenant shall be responsible for any fee or review costs charged by mortgagee in an amount not to exceed $1,000.00, which amount shall be paid by Tenant to Landlord within thirty (30) days following Tenant’s receipt of a paid invoice evidencing such legal fees. Landlord’s failure to obtain the foregoing SNDA within the thirty (30) day period shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations. Landlord hereby agrees to use commercially reasonable efforts to generally enforce the rules and regulations in a nondiscriminatory manner. In the event of any conflict between any of the rules and regulations set forth in Exhibit D hereto and this Lease, the terms of this Lease shall control.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord agrees that except in the event (a) Tenant is in monetary or material non-monetary default under this Lease beyond any applicable notice and cure period, which may result in a termination of this Lease, (b) Landlord and Tenant are negotiating for or have agreed to an early termination of this Lease, or (c) Landlord and Tenant otherwise mutually agree to the contrary, Landlord shall not show the Premises to prospective tenants except during the last nine (9) months of the Term of this Lease. Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice of at least twenty-four (24) hours (either written or oral) before Landlord enters the Premises to perform any repairs therein. Except in the case of an emergency, Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Premises, provided Tenant makes such employee available at the time Landlord or such other party desires to enter the Premises, and, except in the case of an emergency, Landlord shall comply with Tenant’s reasonable security measures of which Landlord is notified in advance. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known, provided that Landlord shall use reasonable efforts to give Tenant at least sixty (60) days prior notice with respect to a change in the Building’s street address that will prohibit Tenant from receiving mail at its current address and, except to the extent such change in address is required by Regulations. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. Notwithstanding the foregoing, except in emergency situations, as reasonably determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises.

Modified CA-MTIN 5/06	15

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, excluding Tenant’s vaults and safes or special security areas (designated in advance), Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within thirty (30) days of Landlord’s demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be “Events of Default” under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given two (2) times during the twelve (12) month period commencing with the date of the first (1’) such notice, the third (3m) failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such twelve (12) month period shall be an Event of Default, without notice. The notice required pursuant to this Section 18.1.1 shall replace rather than supplement any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute so long as such notice complies with the requirements of such statute.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed one hundred twenty (120) days.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof; and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

19.1 Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law; provided, however, in any event Landlord shall provide Tenant with any notices required by unlawful detainer statutes prior to commencing an unlawful detainer action with respect to the Premises):

19.1.1 Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

19.1.1.1 The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

Modified CA-MTIN 5/06	16

19.1.1.2 The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;

19.1.1.3 The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;

19.1.1.4 Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

19.1.1.5 All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

The “Worth at the Time of Award” of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 2%. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The “Worth at the Time of Award” of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

19.1.2 Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

19.1.3 Notwithstanding Landlord’s exercise of the remedy described in California Civil Code § 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.

19.2 The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord or Tenant of any breach hereof shall be effective unless such waiver is in writing and signed by the waiving party.

19.3 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

19.4 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.

Modified CA-MTIN 5/06	17

19.5 This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

19.6 If more than two (2) monetary or material non-monetary Events of Default occur during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

19.7 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. If either party participates in an action against the other party arising out of or in connection with this Lease or any covenants or obligations hereunder, then the prevailing party shall be entitled to have or recover from the other party, upon demand, all reasonable attorneys’ fees and costs incurred in connection therewith. Tenant hereby specifically also waives notice and demand for payment of rent or other obligations, except for those notices specifically required pursuant to the terms of this Lease and notices which may be required under California Code of Civil Procedure Section 1161, as described in Section 18.1.1 above.

19.8 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within thirty (30) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.9 Landlord shall be in default under this Lease if (i) Landlord fails to perform any of its obligations hereunder and said failure continues for a commercially reasonable period of time taking into account the nature of the default, not to exceed a period of thirty (30) days after written notice thereof from Tenant to Landlord (provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall be in default hereunder only if Landlord fails to commence the cure of said failure within said thirty (30) day period, or having commenced the curative action within said thirty (30) day period, fails to diligently pursue same), and (ii) each mortgagee of whose identity Tenant has been notified in writing shall have failed to cure such default within thirty (30) days (or such longer period of time as may be specified in any written agreement between Tenant and mortgagee regarding such matter) after receipt of written notice from Tenant of Landlord’s failure to cure within the time periods provided above. In the event of a default by Landlord under this Lease, Tenant shall use reasonable efforts to mitigate its damages and losses arising from any such default and Tenant may pursue any and all remedies available to it at law or in equity, provided, however, in no event shall Tenant claim a constructive or actual eviction or that the Premises have become unsuitable or unhabitable prior to a default and failure to cure by Landlord and its mortgagee under this Lease and, further provided, in no event shall Tenant be entitled to receive more than its actual direct damages, it being agreed that Tenant hereby waives any claim it otherwise may have for special or consequential damages.

19.10 Except in the case of a casualty or condemnation and in addition to, and not in lieu or reduction of, Tenant’s rights and remedies hereunder, at law and in equity, (i) if Tenant provides notice (the “Repair/Service Notice”) to Landlord of the need for any repairs that are Landlord’s obligation pursuant to Section 7.1 (a “Required Action”), and (ii) Landlord fails to perform the Required Action within a commercially reasonable period of time not to exceed thirty (30) days after the date of the Repair/Service Notice (the “Notice Date”), and (iii) such failure materially and adversely interferes with Tenant’s business operations in the Premises, then Tenant may (but shall not be obligated to) proceed to take the Required Action, pursuant to the terms of this Lease, and shall deliver a second notice to Landlord specifying that Tenant is about to take the Required Action (the “Second Notice”). In the event takes such Required Action, Tenant shall use only reputable, licensed contractors. Notwithstanding the foregoing, if any Required Action will adversely affect the Building Structure or the common areas, or affect the exterior appearance of the Building, Tenant shall not be permitted to take the Required Action. If any Required Action is taken by Tenant pursuant to the terms of this Section, then Landlord shall reimburse Tenant for its reasonable and documented third party out-of-pocket costs and expenses (the “Reimbursable Costs”) in taking the Required Action within thirty (30) days after receipt by Landlord of an invoice from Tenant which sets forth a reasonably particularized breakdown

Modified CA-MTIN 5/06	18

of its costs and expenses in connection with taking the Required Action on behalf of Landlord (the “Repair Invoice”); provided, however, in no event shall Landlord’s reimbursement of any such Reimbursable Costs exceed $100,000 with respect to any Required Action, regardless of the costs and expenses actually incurred by Tenant for such Required Action which may exceed $100,000. In the event Landlord does not reimburse Tenant for a properly presented Repair Invoice (subject to the maximum amount set forth above) within thirty (30) days of receipt, then Tenant may deduct from the future installment(s) of rent next payable by Tenant under this Lease, the amount set forth in the Repair Invoice (the “Offset Right”). Tenant shall provide such backup materials and access to books and records as Landlord shall reasonably require to verify Tenant’s actual costs of taking the Required Action. Notwithstanding the foregoing provisions of this Section to the contrary, if Landlord delivers to Tenant within thirty (30) days after receipt of the Repair Invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reason for its claim that the Required Action did not have to be taken by Landlord pursuant to the terms of this Lease or that Tenant breached the terms of this Section 19.10 or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then the dispute may be submitted to arbitration for resolution in accordance with the terms of this Lease by the American Arbitration Association (the “AAA”) in San Francisco, California, in accordance with the “Expedited Procedures” of the AAA’s Commercial Arbitration Rules, in which case Tenant’s right to deduct such amount from rent shall not become effective until thirty (30) days after the determination of the arbitrator(s) and then only if and to the extent that the arbitrator(s) determines that Tenant’s taking the Required Action was properly exercised. The determination of the arbitrator(s) shall be final and binding on Landlord and Tenant.

20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from

Modified CA-MTIN 5/06	19

Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY.

22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within two hundred thirty (230) days following the date of the casualty, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s reasonable determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within two hundred thirty (230) days following the date of the casualty, Landlord and Tenant shall each have the option of giving the other, at any time within thirty (30) days after Landlord’s notice of estimated restoration time, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, or paid for by Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon this Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed, but in no event longer than ninety (90) additional days.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall make reasonable efforts to so notify Tenant within thirty (30) days thereafter, and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice and Tenant shall be entitled to a proportionate abatement in rent from the date of such damage; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term. Notwithstanding the foregoing, Landlord will not be entitled to terminate this Lease solely because the casualty occurs during the last twelve (12) months of the then current Term if Tenant has an exercisable right to renew or extend the Term pursuant to Article 43 of this Lease, and Tenant, within ten (10) days after receipt of Landlord’s notice of termination, validly exercises such right. Notwithstanding the foregoing, with respect to clause (a) above, Landlord shall not have a termination right if the damages resulting from any casualty occur during: (i) months six (6) through twelve (12) prior to the expiration of the Term (or any extension thereof) and will cost Twenty Thousand Dollars ($20,000.00) or less to repair, or (ii)

Modified CA-MTIN 5/06	20

the last six (6) months prior to the expiration of the Term (or any extension thereof), will cost Twenty Thousand Dollars ($20,000.00) or less to repair and Tenant elects to pay for such repair costs. The foregoing shall not prohibit Landlord from exercising its right to terminate for any of the other reasons set forth herein.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

22.7 Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances to the extent the Premises is rendered unusable or inaccessible as a result of the condemnation. If only a part of the Premises is subject to a permanent taking and this Lease is not terminated as provided in this Article, Landlord, with reasonable diligence and at its expense (to the extent covered by any condemnation award) will restore the remaining portion of the Premises as nearly as practicable to its condition immediately prior to such taking. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term. Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease, provided that, any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attom to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may provide to Tenant a second written request with respect to such estoppel certificate. If Tenant fails to execute and deliver such certificate within a five (5) business day period following the date of Landlord’s second written request therefor, Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

Modified CA-MTIN 5/06	21

26. SURRENDER OF PREMISES.

26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. Landlord and Tenant shall work together in good faith to determine mutually acceptable times and days for such inspections. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation; and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same condition received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, and subject to and without limiting Section 6.4 above, if Landlord elects by notice given to Tenant at least thirty (30) days prior to expiration of the Term, Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord; provided, however, if Tenant has a bona fide estimate from a contractor acceptable to Landlord for the removal and repair work which is less than the estimated amount stated in Landlord’s notice to Tenant for the same work, and such contractor agrees to provide equal pricing to Landlord, Landlord shall elect to either accept such lower amount from Tenant or shall require Tenant to remove the subject Alterations and Personalty, which removal shall be performed in accordance with the terms hereof.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee; provided that any notice delivered on a Saturday, Sunday or legal holiday in the City of Mountain View, California shall not be deemed received until the next business day. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, within thirty (30) days after its receipt of written demand and reasonable supporting backup documentation, any and all taxes payable by Landlord (other than net income taxes and the other exclusions to taxes specified in Section 4.1.3) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

Modified CA-MTIN 5/06	22

29. RELOCATION OF TENANT. [Intentionally Omitted]

30. PARKING.

30.1 Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant, the number and type of parking passes as set forth on the Reference Pages of this Lease, at no additional charge to Tenant during the initial Term. This right to park in the Building’s parking facilities (the “Parking Facility”) shall be on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles and is subject to the following terms and conditions:

30.1.1 Tenant shall at all times abide by and shall cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any commercially reasonable rules and regulations (“Rules”) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

30.1.2 Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the Parking Facility may be temporarily closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control.

30.1.3 Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project (including without limitation, any loss or damage to tenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties, whether or not such loss or damage results from Landlord’s active negligence or negligent omission. The limitation on Landlord’s liability under the preceding sentence shall not apply however to loss or damage arising directly from Landlord’s active negligence or willful misconduct. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Except with respect to loss or damage arising directly from Landlord’s active negligence or willful misconduct, Tenant and Tenant’s Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant’s Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or any Landlord Entities.

30.1.4 Tenant’s right to park as described in this Article and this Lease is exclusive to Tenant and shall not pass to any assignee or sublessee without the express written consent of Landlord; provided, however, that Tenant may assign (on a proportionate basis) its right to lease such parking passes to any assignee or subtenant to which Landlord consents pursuant to Article 9 of this Lease and to any Permitted Transferee. Such consent, if required, is at the sole discretion of the Landlord.

30.1.5 In the event any mandatory surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks’ notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the monthly installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

30.2 If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever.

Modified CA-MTIN 5/06	23

31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. In the event of any such remeasurement, the Monthly Installment of Rent and Tenant’s Proportionate Share shall in no event be increased during the initial Term of this Lease solely as a result of any such remeasurement. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto.

32. TENANT’S AUTHORITY.

32.1 If Tenant or Landlord signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of such party represents and warrants that such party has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, promptly upon request, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant or the party signing this Lease on its behalf to enter into this Lease. Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord’s obligations hereunder and that all persons signing this Lease on its behalf are authorized to do so.

32.2 Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, -U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant; provided, however, that notwithstanding the foregoing, as long as Tenant is taking reasonable and diligent steps to remedy such situation, and as long as there is no governmental enforcement action against the Building or the Landlord, then the same shall not be an Event of Default unless thirty (30) days shall have elapsed without remedy of such situation.

33. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being true and correct to its knowledge, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects to its knowledge. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive one (1) year period during the Term unless (i) Tenant is in default, (ii) Landlord reasonably believes that there has been an adverse change in Tenant’s financial position since the last financial statement provided to Landlord, or (iii) requested (a) in connection with a proposed sale or transfer of the Building by Landlord, or (b) by an investor of Landlord, any Landlord Entity or any lender or proposed lender of Landlord or any Landlord Entity. At Tenant’s request, Landlord shall enter into a confidentiality agreement with Tenant, which agreement is reasonably acceptable to Landlord and covers such confidential financial information provided by Tenant to Landlord.

Modified CA-MTIN 5/06	24

34. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages. Landlord agrees to pay a brokerage commission to Tenant’s broker in accordance with the terms of a separate agreement between Landlord and Tenant’s broker.

35. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than Tenant’s payment of the Security Deposit or rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party.

36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

37. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

39. DISCLOSURE. Pursuant to California Health & Safety Code Section 25359.7, Landlord hereby notifies Tenant that Landlord knows or has reasonable cause to believe that a release of Hazardous Materials has come to be located on or beneath the property on which the Building lies.

40. MONUMENT SIGNAGE.

40.1 Tenant shall have the right to have its name listed on the monument sign for the Building (the “Monument Sign”), subject to the terms of this Article 40. The design, size and color of Tenant’s signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all applicable Regulations and shall be subject to the approval of Landlord (which shall not be unreasonably withheld, conditioned or delayed) and any applicable governmental authorities. Landlord reserves the right to withhold consent to any sign that, in the reasonable judgment of Landlord, is not harmonious with the design standards of the Building and Monument Sign. Landlord shall have the right to require that all names on the Monument Sign be of the same size and style. Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation (which shall not be unreasonably withheld, conditioned or delayed). To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole but reasonable discretion) any provisions for illumination. Although the Monument Sign will be maintained by Landlord, Tenant shall pay the cost of any maintenance and repair associated with the Monument Sign.

40.2 Tenant’s name on the Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign all at Tenant’s sole risk, cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.

40.3 Except in connection with a Permitted Transfer and assignees or subtenants consented to by Landlord pursuant to Article 9 above, the rights provided in this Article 40 shall be nontransferable unless otherwise agreed by Landlord in writing in its sole discretion.

Modified CA-MTIN 5/06	25

41. PREMISES SIGNAGE. Tenant shall be entitled to install a vinyl tenant identification sign on the window at the entry to the Premises (the “Premises Signage”), in accordance with Landlord’s signage specifications for the Building and otherwise in accordance with the terms of this Lease. The Premises Signage will be designed and constructed at Tenant’s sole cost and expense. The design, size, color and location of such sign shall be subject to Landlord’s prior approval (which shall not be unreasonably withheld, conditioned or delayed) and shall be in compliance with all Regulations. Tenant, at its sole cost and expense, shall be responsible for the maintenance, repair and replacement of the Premises Signage. The Premises Signage shall at all times remain the property of Tenant and Tenant must remove the Premises Signage at the expiration or earlier termination of this Lease. Tenant shall repair any damage caused in the removal of the Premises Signage and restore the Premises and/or the Building to its condition prior to the installation of the Premises Signage, ordinary wear and damage by casualty excepted.

42. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident to such recording or registration.

43. OPTION TO RENEW. Provided this Lease is in full force and effect and there is no uncured monetary or material non-monetary default by Tenant under any of the other terms and conditions of this Lease at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) this Lease for a term of five (5) years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:

43.1 If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is three hundred sixty five (365) days prior to the expiration of the Term of this Lease but no later than the date which is two hundred seventy (270) days prior to the expiration of the Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.

43.2 The Annual Rent and Monthly Installment of Rent in effect at the expiration of the Term of this Lease shall be increased to reflect the Prevailing Market (as defined in Section 43.9) rate. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Article 43. Said notification of the new Annual Rent and Monthly Installment of Rent may include a provision for its escalation to provide for a change in the Prevailing Market rate between the time of notification and the commencement of the Renewal Term. Notwithstanding anything to the contrary set forth herein, in no event shall the rate of the Annual Rent and Monthly Installment of Rent for the Renewal Term be less than the rate of the Annual Rent and Monthly Installment of Rent in the preceding period (the “Minimum Renewal Rental Rate”).

43.3 If Tenant and Landlord are unable to agree on a mutually acceptable Annual Rent and Monthly Installment of Rent for the Renewal Term not later than sixty (60) days prior to the expiration of the initial Term, then Landlord and Tenant, within five (5) days after such date, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”), subject to the terms of Section 43.5 below regarding the Minimum Renewal Rental Rate. If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not established by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in Mountain View, California, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

43.4 Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimates chosen by such appraisers shall be binding on both Landlord and Tenant, subject to the terms of Section 43.5 below regarding the Minimum Renewal Rental Rate. If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree

Modified CA-MTIN 5/06	26

upon which of the two Estimates most closely reflects the Prevailing Market rate within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e., the arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Premises, subject to the terms of Section 43.5 below regarding the Minimum Renewal Rental Rate. If the arbitrator believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

43.5 Notwithstanding anything to the contrary contained herein, the parties agree that Landlord shall not be obligated to renew this Lease if the Prevailing Market rate for the Premises during any year of the Renewal Term is less than the Minimum Renewal Rental Rate, regardless of any determination of Prevailing Market rate made by the appraisers or arbitrator, as described above.

43.6 If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Monthly Installments of Rent upon the terms and conditions in effect during the last month of the initial Term until such time as the Prevailing Market rate has been determined. Upon such determination, the Annual Rent and Monthly Installments of Rent for the Premises shall be retroactively adjusted to the commencement of such Renewal Term for the Premises.

43.7 This Renewal Option is not transferable to any party other than a Permitted Transferee following an assignment; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise this Renewal Option other than a Permitted Transferee following an assignment.

43.8 If Tenant validly exercises or fails to exercise this Renewal Option, Tenant shall have no further right to extend the Term of this Lease.

43.9 For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the same rental market in the Mountain View, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

44. ROOF SPACE FOR DISH/ANTENNA.

44.1 During the initial Term and any extension thereof, Tenant shall have the right to lease space on the roof of the Building for the purpose of installing (in accordance with Article 6 of this Lease), operating and maintaining a dish/antenna or other communication device not exceeding two (2) meters in diameter (the “Dish/Antenna”) to be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. The location of the space on the roof designated by Landlord to be leased by Tenant is referred to herein as the “Roof Space”. Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord’s designation shall take into account Tenant’s use of the Dish/Antenna. Notwithstanding the foregoing, Tenant’s right to install the Dish/Antenna shall be subject to the approval rights (which shall not be unreasonably withheld, conditioned or delayed) of Landlord and Landlord’s architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the size of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna, or any replacements thereof, along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the “Plans and Specifications”) shall be submitted to Landlord for Landlord’s written approval no later than twenty (20) days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining and maintaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the

Modified CA-MTIN 5/06	27

Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant promptly shall cure the defects. If the Tenant fails to cure the defects in a reasonably prompt manner, and such failure continues for ten (10) days after Tenant’s receipt of written notice from Landlord, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its reasonable discretion, deems it necessary, Tenant shall provide and install, at Tenant’s sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the “Aesthetic Screening”).

44.2 Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant’s authorized representative or contractors, which shall be approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), at Tenant’s sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any Tenant Entity.

44.3 Tenant agrees to install and maintain only equipment of types and frequencies which will not cause unreasonable interference to Landlord or any other tenant of the Building. In the event Tenant’s equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the reasonable judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space. Landlord shall make commercially reasonable efforts to ensure that any new equipment installed on the roofs by other tenants or users does not have frequencies which causes unreasonable interference to Tenant’s Dish/Antenna. Tenant shall; at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the “FCC”), the Federal Aviation Administration (“FAA”) or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant’s equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord’s power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor any Landlord Entity shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord any Landlord Entity shall have any responsibility or liability for the conduct or safety of any of Tenant’s representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

44.4 The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant’s right to possession hereunder. Tenant shall repair any damage caused by such removal (ordinary wear and tear excepted), including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant’s equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord’s sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or the Tenant Entities.

44.5 In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior

Modified CA-MTIN 5/06	28

written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant’s option, to perform such work in conjunction with Tenant’s contractor. In the event the Landlord contemplates roof repairs that could affect Tenant’s Dish/Antenna, or which may result in an interruption of the Tenant’s telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

44.6 Tenant shall not allow any provider of telecommunication, video, data or related services (“Communication Services”) to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the “License Agreement”) with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially or adversely alter the rights or obligations of Tenant hereunder with respect to the Roof Space. Tenant specifically acknowledges and agrees that the terms and conditions of Article 10 of this Lease shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

44.7 If Tenant defaults under any of the terms and conditions of this Section or this Lease, and Tenant fails to cure said default within the time allowed by Article 18 of this Lease, Landlord shall be permitted to exercise all remedies provided under the terms of this Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any. Tenant’s rights pursuant to this Article 42 are personal to the named Tenant under this Lease and assignees or subtenants consented to by Landlord pursuant to Article 9 above, and are not otherwise transferable.

45. TENANT’S SECURITY SYSTEM. Subject to the terms of this Lease, including, without limitation, Tenant’s compliance with Article 6 above, Tenant, at Tenant’s sole cost and expense, shall have the right to install and maintain a security and card access system in the Premises and at the entrance to the Premises (“Tenant’s Security System”), subject to the following conditions: (i) Tenant’s plans and specifications for the proposed Tenant’s Security System shall be subject to Landlord’s prior written approval, which approval will not be unreasonably withheld, conditioned or delayed; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System is compatible with the Building’s systems and equipment and to the extent that Tenant’s Security System is not compatible with the Building systems and equipment, Tenant shall not be entitled to install or operate it (and Tenant shall not actually install or operate Tenant’s Security System unless Tenant has obtained Landlord’s approval of such compatibility in writing prior to such installation or operation, which approval shall not be unreasonably withheld, delayed or conditioned); (ii) Tenant’s Security System shall be and shall remain compatible with any security and other systems existing in the Premises and the Building; (iii) Tenant’s Security System shall be installed and used in compliance with all other provisions of this Lease; (iv) Landlord shall be provided with keys, codes and/or access cards, as applicable, and means of immediate access to fully exercise all of its entry rights under this Lease with respect to the Premises, including access for cleaning and maintenance personnel to perform their functions; (v) Tenant shall keep Tenant’s Security System in good operating condition and repair and Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System ; and (vi) Tenant’s Security System shall not make noise or visual alerts or alarms which disturb other occupants or which result in alarms or false alarms to which Landlord or its manager are called to respond. Upon the expiration or earlier termination of this Lease, Tenant shall remove Tenant’s Security System. All costs and expenses associated with the removal of Tenant’s Security System and the repair of any damage to the Premises and the Building resulting from the installation and/or removal of same shall be borne solely by Tenant. Notwithstanding anything to the contrary, neither Landlord nor any Landlord Entities shall be directly or indirectly liable to Tenant, any Tenant Entities or any other person and Tenant hereby waives any and all claims against and releases Landlord and the Landlord Entities from any and all claims arising as a consequence of or related to Tenant’s Security System, or the failure thereof.

Modified CA-MTIN 5/06	29

46. COUNTERPART SIGNATURES. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Lease. In order to expedite the transaction contemplated herein, telecopied signatures or signatures transmitted by electronic mail in so-called “pdf” format may be used in place of original signatures on this Lease. Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on such telecopied or e-mailed signatures. Promptly following transmission of the telecopied or e-mailed signatures, Tenant shall promptly deliver to Landlord with original signatures on this Lease.

47. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages. For purposes of this Section, “Landlord’s interest in Building” shall include rents due from tenants, insurance proceeds paid on policies carried by Landlord covering the Building pursuant to Article 11 of this Lease (provided, however, that in no event shall Tenant, or anyone claiming on behalf or through Tenant, be deemed or otherwise considered a loss payee under any such insurance policies), and proceeds from a sale of the Building or any condemnation or eminent domain proceedings with respect to the Building (in each case, prior to the distribution of same to any partner, member or shareholder of Landlord or any other third party).

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Reference Date set forth in the Reference Pages of this Lease.

LANDLORD:			TENANT:

SILICON VALLEY CA-I, LLC,			MOBILE IRON, INC.,
a Delaware limited liability company			a Delaware corporation

By:	SVCA JV LLC,		By:	/s/ Jim Buckley
	a Delaware limited liability company		Name:	Jim Buckley
	its Manager		Title:	CEO
			Dated:	4/30/2012
By:	RREEF America REIT III Corp. GG-QRS,
a Maryland corporation
its Manager

	By:	/s/ James H. Ida
	Name:	James H. Ida
	Title:	Vice President
	Dated:	5/1/2012

Modified CA-MTIN 5/06	30

EXHIBIT A — FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of the Lease bearing the

Lease Reference Date of April 30, 2012 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

MOBILE IRON, INC., a Delaware corporation, as Tenant

345 East Middlefield Road, Mountain View, California 94043

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

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Modified CA-MTIN 5/06	A-1

EXHIBIT A-1 — SITE PLAN

attached to and made a part of the Lease bearing the

Lease Reference Date of April 30, 2012 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

MOBILE IRON, INC., a Delaware corporation, as Tenant

345 East Middlefield Road, Mountain View, California 94043

Exhibit A-1 is intended only to show the general layout of the Building and/or the project of which the Building is a part as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate, and the location and number of parking spaces should be taken as approximate.

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Modified CA-MTIN 5/06	A-2

EXHIBIT B — INITIAL ALTERATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of April 30, 2012 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

MOBILE IRON, INC., a Delaware corporation, as Tenant

345 East Middlefield Road, Mountain View, California 94043

1.	Landlord shall perform improvements to the Premises in accordance with the plans prepared by AP + I Design, dated February 3, 2012 (the “Plans”), attached hereto as Schedule 1. The improvements to be performed by Landlord substantially in accordance with the Plans are hereinafter referred to as the “Initial Alterations.” It is agreed that construction of the Initial Alterations will be completed at Landlord’s sole cost and expense (subject to the terms of Section 2 below) using Building standard methods, materials and finishes in a good and workmanlike manner and in accordance with the Plans. Landlord shall enter into a direct contract for the Initial Alterations with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Initial Alterations. Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that such Plans or the revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations, or that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant’s use, it being agreed that Tenant shall be responsible for all elements of the design of Tenant’s Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment). Landlord, at its sole cost and expense (and not as part of Expenses), shall be responsible for correcting any violations of Regulations with respect to the Initial Alterations. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans With Disabilities Act other than Title III thereof, the specific nature of Tenant’s business in the Premises (other than general office use), the acts or omissions of Tenant or any Tenant Entities, Tenant’s arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Initial Alterations) and any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with Regulations.

2.	If Tenant shall request any revisions to the Plans, Landlord shall have such revisions prepared at Tenant’s sole cost and expense and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Plans, plus any applicable state sales or use tax thereon, shall be payable by Tenant , within five (5) days after its receipt of a written demand, including reasonable supporting backup documentation. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Initial Alterations, if any, resulting from such revisions to the Plans (the “Increased Costs”). Tenant, within two (2) business days, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any revision to the Plans, but only if and to the extent Tenant was informed in writing of the extent of any such delay prior to the commencement of the construction and at the time Landlord notified Tenant of any Increased Costs in the Initial Alterations resulting from such revisions. Any and all Increased Costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant , within thirty (30) days after its receipt of a written demand, including reasonable supporting backup documentation. Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the approval of Landlord, which approval will not be unreasonably withheld or delayed.

3.	Landlord shall correct portions of the Initial Alterations as set forth on the Punch List Items (as such term is defined in Section 2.1 of the Lease) to be prepared by Landlord and Tenant in accordance with the terms hereof. Within thirty (30) days after the Initial Alterations have been Substantially Completed (and prior to the date on which Tenant first begins to move its furniture, equipment or other personal property into the Premises), Landlord and Tenant shall together conduct an inspection of the Premises and Tenant shall prepare a list setting forth any portions

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Modified CA-MTIN 5/06	B-1

of the Initial Alterations that are not in conformity with the Initial Alterations which nonetheless in the aggregate are minor in character and do not materially interfere with Tenant’s use of the Premises. Landlord agrees to promptly proceed with due diligence to cause its contractor to complete such items within thirty (30) days thereafter. To the extent assignable, Landlord shall assign to Tenant a right to enforce the warranties and guarantees issued by the contractor who constructs the Initial Alterations except to the extent such warranties and/or guaranties pertain to any repair and maintenance obligations of Landlord as set forth in the Lease and to the extent the assignment of any such right adversely impacts Landlord’s rights under such warranties and/or guarantees or the overall value of such warranties and/or guarantees; provided, however, that to the extent that Tenant is prohibited by Regulations from enforcing such warranties or guarantees, or if Tenant’s enforcement of any such warranties and/or guarantees would adversely impact Landlord’s rights thereunder or the overall value of such warranties and/or guarantees, Landlord shall, on Tenant’s behalf and at no additional cost to Landlord, make efforts to diligently and reasonably enforce such warranties and guarantees. In the event that any of Landlord’s contractors fails to respond within a reasonable period of time to Tenant’s efforts to enforce any such Tenant’s assigned rights under any warranty or guarantee after Tenant has diligently pursued such enforcement, Landlord shall make commercially reasonable efforts to assist in such enforcement efforts.

4.	These Exhibit B and Schedule 1 shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Modified CA-MTIN 5/06	B-2

SCHEDULE 1 TO EXHIBIT B — PLANS

attached to and made a part of the Lease bearing the

Lease Reference Date of April 30, 2012 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

MOBILE IRON, INC., a Delaware corporation, as Tenant

345 East Middlefield Road, Mountain View, California 94043

Initials

Modified CA-MTIN 5/06	B-3

EXHIBIT C — COMMENCEMENT DATE MEMORANDUM

attached to and made a part of the Lease bearing the

Lease Reference Date of April 30, 2012 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

MOBILE IRON, INC., a Delaware corporation, as Tenant

345 East Middlefield Road, Mountain View, California 94043

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of             , 2012, by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”) and MOBILE IRON, INC., a Delaware corporation (“Tenant”).

Recitals:

A.	Landlord and Tenant are parties to that certain Lease, dated for reference , 2012 (the “Lease”) for certain premises (the “Premises”) consisting of approximately 15,850 square feet located at 345 East Middlefield Road, Mountain View, California 94043.

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Commencement Date is .

2.	The actual Termination Date is .

3.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

4.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:			TENANT:

SILICON VALLEY CA-I, LLC,			MOBILE IRON, INC.,
a Delaware limited liability company			a Delaware corporation

By:	SVCA JV LLC,		By:	DO NOT SIGN
	a Delaware limited liability company		Name:
	its Manager		Title:
Dated:
By:	RREEF America REIT III Corp. GG-QRS,
a Maryland corporation
its Manager

	By:	DO NOT SIGN
	Name:	James H. Ida
	Title:	Vice President
Dated:

Initials

Modified CA-MTIN 5/06	C-1

EXHIBIT D — RULES AND REGULATIONS

attached to and made a part of the Lease bearing the

Lease Reference Date of April 30, 2012 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

MOBILE IRON, INC., a Delaware corporation, as Tenant

345 East Middlefield Road, Mountain View, California 94043

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building, except as expressly permitted under the Lease.

4. Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names. Landlord reserves the right to charge for Tenant’s directory listing.

5. Tenant shall be responsible for providing janitorial service for the Premises at its sole cost and expense, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide janitorial service to the Premises. The janitorial services shall be performed by Tenant’s employees or a bonded union janitorial contractor, which contractor (if applicable) shall be reasonably approved by Landlord. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of any common systems of the Building. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all recycling procedures designated by Landlord.

8. Landlord will furnish Tenant twenty-five (25) keys free of charge to each door in the Premises that has a passage way lock. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

9. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord.

10. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary

Initials

Modified CA-MTIN 5/06	D-1

to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

11. Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

12. Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord. Tenant shall not permit space heaters in the Premises.

13. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

14. Except as expressly permitted under the Lease, Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement. Tenant shall be responsible for any interference caused by such installation.

15. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, tackboards and similar office uses) or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

16. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.

17. No commercial cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable Regulations.

18. Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

19. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot without Landlord’s reasonable prior approval and except in the event of emergency.

20. Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant’s business, except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

21. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas.

22. Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.

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Modified CA-MTIN 5/06	D-2

23. Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.

24. Tenant shall reasonably comply with Landlord’s recycle policy for the Building, including, without limitation, Tenant shall sort and separate its trash into separate recycling containers as required by law or which may be furnished by Landlord and located in the Premises. Tenant shall comply with all Regulations regarding the collection, sorting, separation, and recycling of garbage, waste products, trash and other refuse at the Building. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law or pursuant to Landlord’s recycling policy, and to require Tenant to arrange for such collection at Tenant’s cost, utilizing a contractor reasonably satisfactory to Landlord.

25. Tenant acknowledges that the Building, at Landlord’s option, may be operated in accordance with standards for the certification of environmentally sustainable, high performance buildings or aspects of their performance, including the U.S. EPA’s Energy Star® rating and, U.S. Green Building Council’s Leadership in Energy and Environmental Design program’s standards, as the same are amended or replaced from time to time and similar “green building” standards (hereinafter collectively referred to as “Green Building Standards”). To support Landlord’s sustainability practices, Tenant is encouraged to use reasonable efforts to use proven energy, water carbon reduction, and other sustainable measures, such as for example using energy efficient bulbs in task lighting, installing lighting controls, such as automatic sensors; turning off lights at the end of the work day; and utilizing water filtration systems to avoid the use of bottled water.

26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. In the event of any conflict between any of the Rules and Regulations and the Lease, the terms of the Lease shall control. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

27. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Modified CA-MTIN 5/06	D-3

EXHIBIT E — FORM OF EARLY POSSESSION AGREEMENT

attached to and made a part of the Lease bearing the

Lease Reference Date of April 30, 2012 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

MOBILE IRON, INC., a Delaware corporation, as Tenant

345 East Middlefield Road, Mountain View, California 94043

EARLY POSSESSION AGREEMENT

Reference is made to that certain lease dated             , 2012, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company (“Landlord”) and MOBILE IRON, INC., a Delaware corporation (“Tenant”), for the premises located at 345 East Middlefield Road, Mountain View, California 94043.

It is hereby agreed that, notwithstanding anything to the contrary contained in the Lease but subject to the terms of Section 2.3 of the Lease, Tenant may occupy the Premises on             , 2012. The first Monthly Installment of Rent is due on             , 2012.

Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant’s possession of the Premises prior to the Commencement Date pursuant to Section 2.3 other than the payment of rent.

LANDLORD:			TENANT:

SILICON VALLEY CA-I, LLC,			MOBILE IRON, INC.,
a Delaware limited liability company			a Delaware corporation

By:	SVCA JV LLC,		By:	DO NOT SIGN
	a Delaware limited liability company		Name:
	its Manager		Title:
Dated:

By:	RREEF America REIT III Corp. GG-QRS,
a Maryland corporation
its Manager

	By:	DO NOT SIGN
	Name:	James H. Ida
	Title:	Vice President
Dated:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Modified CA-MTIN 5/06	E-1

EXHIBIT F — FORM OF SNDA

attached to and made a part of the Lease bearing the

Lease Reference Date of April 30, 2012 between

SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and

MOBILE IRON, INC., a Delaware corporation, as Tenant

345 East Middlefield Road, Mountain View, California 94043

AFTER RECORDING, RETURN TO:

Berkadia Commercial Mortgage LLC

118 Welsh Road

Horsham, PA 19044-8015

Attn: Executive Vice President — Servicing Administration

SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

SUBORDENATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (“Agreement”), is made as of this     day of             , 20    among                     , not individually, but solely as Trustee for the Certificate Holders of                     , Series         -            under that certain (Pooling-Trust) and Servicing Agreement dated as of             ,         (“Lender”), by and through Berkadia Commercial Mortgage LLC, a Delaware limited liability company, its [Master] Servicer under said (Pooling: Trust) and Servicing Agreement,                     , a                     (“Landlord”), and                     , a                     (“Tenant”).

Background

A. Lender is the owner and holder of a deed of trust or mortgage or other similar security instrument (either, the “Security Instrument”), covering, among other things, the real property commonly known and described as                     , and farther described on Exhibit “A” attached hereto and made a part hereof for all purposes, and the building and improvements thereon (collectively the “Property”).

B. Tenant is the lessee under that certain lease agreement between Landlord and Tenant dated                     (“Lease”), demising a portion of the Property described more particularly in the Lease (“Leased Space”).

C. Landlord, Tenant and Lender desire to enter into the following agreements with respect to the priority of the Lease and Security Instrument.

NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Subordination. Tenant agrees that the Lender, and all estates, options and rights created under the Lease, hereby are subordinated and made subject to the lien and effect of the Security Instrument.

2. Nondisturbance. Lender agrees that no foreclosure (whether judicial or nonjudicial), deed-in-lieu of foreclosure, or other sale of the Property in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan shall operate to terminate the Lease or Tenant’s rights thereunder to possess and use the leased space provided, however, that (a) the term of the Lease has commenced, (b) Tenant is in possession of the premises demised pursuant to the Lease, and (c) the Lease is in full force and effect and no uncured default exists under the Lease.

3. Attornment. Tenant agrees to attorn to and recognize as its landlord under the Lease each party acquiring legal title to the Property by foreclosure (whether judicial or nonjudicial) of the Security Instrument, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan (“Successor Owner”). Provided that the conditions set forth in Section 2 above are met at the time Successor Owner becomes owner of the Property, Successor Owner shall perform all obligations of the landlord under the Lease arising from and after the date title to the Property was transferred to Successor Owner. In no event, however, will any Successor Owner be: (a) liable for any default, act or omission of any prior landlord under the Lease, (except that Successor Owner shall not be relieved from the obligation to cure any defaults which are non-monetary and continuing in nature, and such that Successor Owner’s failure to cure would constitute a continuing default under the Lease); (b) subject to any offset or defense which Tenant may have against any prior landlord under the Lease; (c) bound by any payment of rent or additional rent made by Tenant to Landlord more than 30 days in advance; (d) bound by any

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Modified CA-MTIN 5/06	F-1

modification or supplement to the Lease, or waiver of Lease terms, made without Lender’s written consent thereto; (e) liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Lender; (I) liable or bound by any right of first refusal or option to purchase all or any portion of the Property; or (g) liable for construction, completion or payment to Tenant for any improvements to the Property or as required under the Lease for Tenant’s use and occupancy (whenever arising). Although the foregoing provisions of this Agreement are self-operative, Tenant agrees to execute and deliver to Lender or any Successor Owner such further instruments as Lender or a Successor Owner may from time to time request in order to confirm this Agreement. If any liability of Successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner’s interest in the Property.

4. Rent Payments: Notice to Tenant Regarding Rent Payments. Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease. After notice is given to Tenant by Lender that Landlord is in default under the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the assignment of leases and rents granted by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender all rent and all other amounts due or to become due to Landlord under the Lease, and Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on Lender’s written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant’s compliance with Lender’s written instructions.

5. Lender Opportunity to Cure Landlord Defaults. Tenant agrees that until the Security Instrument is released by Lender, it will not exercise any remedies under the Lease following a Landlord default without having first given to Lender (a) written notice of the alleged Landlord default and (b) the opportunity to cure such default within the time periods provided for cure by Landlord, measured from the time notice is given to Lender. Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Lender on Landlord’s behalf is without prejudice to Lender’s rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection with the Loan.

6. Miscellaneous.

(a) Notices. All notices under this Agreement will be effective only if made in writing and addressed to the address for a party provided below such party’s signature. A new notice address may be established from time to time by written notice given in accordance with this Section. All notices will be deemed received only upon actual receipt.

(b) Entire Agreement Modification. This Agreement is the entire agreement between the parties relating to the subordination and nondisturbance of the Lease, and supersedes and replaces all prior discussions, representations and agreements (oral and written) with respect to the subordination and nondisturbance of the Lease. This Agreement controls any conflict between the terms of this Agreement and the Lease. This Agreement may not be modified, supplemented or terminated, nor any provision hereof waived, unless by written agreement of Lender and Tenant, and then only to the extent expressly set forth in such writing.

(c) Binding Effect. This Agreement binds and inures to the benefit of each patty hereto and their respective heirs, executors, legal representatives, successors and assigns, whether by voluntary action of the parties or by operation of law. If the Security Instrument is a deed of trust, this Agreement is entered into by the trustee of the Security Instrument solely in its capacity as trustee and not individually.

(d) Unenforceability. Any provision of this Agreement which is determined by a government body or court of competent jurisdiction to be invalid, unenforceable or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

(e) Construction of Certain Terms. Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns cover all genders. Unless otherwise provided herein, all days from performance shall be calendar days, and a “business day” is any day other than Saturday, Sunday and days on winch Lender is closed for legal holidays, by government order or weather emergency.

Initials

Modified CA-MTIN 5/06	F-2

(f) Governing Law. This Agreement shall be governed by the laws of the State in which the Property is located (without giving effect to its rules governing conflicts of laws).

(g) WAIVER OF JURY TRIAL. TENANT, AS AN INDUCEMENT FOR LENDER TO PROVIDE THIS AGREEMENT AND THE ACCOMMODATIONS TO TENANT OFFERED HEREBY, HEREBY WAIVES ITS RIGHT, TO THE FULL EXTENT PERMITTED BY LAW, AND AGREES NOT TO ELECT, A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a filly executed agreement even though all signatures do not appear on the same document The failure of any pasty hereto to execute this Agreement, or any counterpart hereof shall not relieve the other signatories from their respective obligations hereunder.

IN WITNESS WHEREOF, this Agreement is executed this      day of             , 20    .

LENDER:		TENANT:

[insert Trustees name here], Trustee		[insert Tenant’s name here]

By: Berkadia Commercial Mortgage LLC.,
its [Master] Servicer

By:		By:
Name:		Name:
Title:	Authorized Representative	Title:

Lender Notice Address:		Tenant Notice Address:

[insert Trustee’s name here], Trustee		[insert Tenant’s name here]
c/o Berkadia Commercial Mortgage LLC
118 Welsh Road
Horsham, PA 19044
Attn: Executive Vice President — Servicing Administration		Attn:

LANDLORD:
[insert Landlord’s name here]

By:
Name:
Title:

Landlord Notice Address:
[insert Landlord’s name here]

Attn:

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Modified CA-MTIN 5/06	F-3

Notary Acknowledgement for Lender:

State of	:
: ss
County of	:

On this, the      day of             , 200    , before me, the undersigned Notary Public, personally appeared                      known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and who acknowledged to me that he/she is an authorized representative of Berkadia Commercial Mortgage LLC in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public	(seal)

Notary Acknowledgement for Tenant:

State of	:
: ss
County of	:

On this, the         day of             . 200    , before me, the undersigned Notary Public, personally appeared                      known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of the Tenant in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public	(seal)

Notary Acknowledgement for Landlord:

State of	:
: ss
County of	:

On this, the      day of             . 200    , before me, the undersigned Notary Public, personally appeared                      known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of the Landlord in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

Notary Public	(seal)

Initials

Modified CA-MTIN 5/06	F-4

Exhibit “A”

(Legal Description of the Property)

Initials

Modified CA-MTIN 5/06	F-5